UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 7, 2015

GREAT BASIN SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2441 South 3850 West, Salt Lake City, UT
(Address of principal executive offices)

84120
(Zip code)

(801) 990-1055
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03	Material Modification to the Rights of Security Holders.

On February 25, 2015, Great Basin Scientific, Inc. (the “Company”) sold 2,724,000 units (“Units”) pursuant to a prospectus dated February 25, 2015. Each Unit consisted of one share of Series E Convertible Preferred Stock and eight Series C Warrants. Each share of Series E Convertible Preferred Stock is convertible into four shares of the Company’s Common Stock at the option of the holder.

On December 7, 2015, the Company entered into an Amendment Agreement Number Two (the “Second Amendment Agreement”) with the holders of 68.7%  of the number of shares of our Common Stock issuable upon exercise of our then-outstanding Series C Warrants to effect the  amendments and waivers to the Series C Warrants.  Pursuant to Section 9 of the Series C Warrants, the below amendments are binding on all of the issued and outstanding Series C Warrants effective as of December 7, 2015.

The Series C Warrants were amended as follows:

Clarification of Future Authorized Share Failures

Section 1(h) of the Series C Warrants was amended as follows:

“Sub-section (b) thereof which previously began “(b) commencing upon the first time that an Authorized Share failure shall occur…” was amended to read “(b) commencing upon the first day that any Authorized Share Failure shall occur…”

Mandatory Exercise

Section 1(i) was added to the Series C Warrants providing for a mandatory exercise of the Series C Warrants 25 trading days after the Company eliminates the current Authorized Share Failure (as defined in the Series C Warrants).  At the end of the 25-trading day period, all outstanding Series C Warrants will be deemed to be exercised pursuant to Section 1(d) of the Series C Warrants and the Company will settle all such deemed exercises by delivery of shares of common stock pursuant to the “cashless exercise” formula contained in Section 1(d) of the Series C Warrants. Any issuance of shares of common stock that would put a holder of Series C Warrants over a beneficial ownership threshold of 4.99% (as calculated in accordance with Section 1(f) of the Series C Warrants), would result in the Company issuing to such holder pre-funded rights with a 4.99% blocker, each such pre-funded right exercisable at any time (subject to the blocker restrictions) at no additional cost to obtain one additional share of common stock, such that the aggregate number of shares of common stock issued to the holder together with the number of shares of common stock acquirable upon exercise of the pre-funded rights equals the number of shares of common stock to be delivered pursuant to the formula contained in Section 1(d) of the Series C Warrants.

Section 1(i) reads in its entirety as follows:

“(i)           Mandatory Exercise. At 5:00 p.m. (New York City time) on the Trading Day that is twenty five (25) Trading Days (the “Mandatory Exercise Time”) after an amendment to the Company’s certificate of incorporation, as amended, goes effective with the Delaware Secretary of State that increases the Company’s available authorized shares of common stock, either through an increase in authorized shares of common stock and/or through a reverse stock split, to meet the Required Reserve Amount and eliminate the Authorized Share Failure (“Authorized Share Amendment Date”), this Warrant, along with all then outstanding Purchased Warrants, will automatically be deemed exercised pursuant to Section 1(d) hereof and the Company will deliver to the Holder of this Warrant shares of Common Stock equal to the “Net Number” of shares of Common Stock to be delivered as determined by the formula in Section 1(d) hereof for settlement in shares of Common Stock, delivery to occur pursuant to the exercise and delivery procedures of this Warrant; provided however, that if delivery of shares of Common Stock would result in the Holder or any of its Affiliates beneficially owning in excess of 4.99% of the Common Stock (such beneficial ownership to be calculated in the same manner set forth in Section 1(f) hereof), then the Company will issue and deliver to the Holder: (A) such number of shares of Common Stock to bring the Holder’s beneficial ownership equal to 4.99% and (B) such number of pre-funded rights (“Pre-Funded Rights”) in the Company, exercisable at any time without any additional payment upon notice to the Company, to acquire such number of shares of Common Stock equal to the remaining shares of Common Stock due to be delivered pursuant to Section 1(d) thereof such that the aggregate number of shares of Common Stock delivered under (A) plus the number of shares of Common Stock acquirable upon exercise of the Pre-Funded Rights equals the “Net Number” of shares of Common Stock to be delivered. The Pre-Funded Rights will contain a provision limiting the exercise or exchange of such Pre-Funded Rights substantially identical to Section 1(f) hereof. In connection with the mandatory exercise of this Warrant pursuant to this Section, the Holder hereby agrees to use its commercially reasonable efforts to assist the Company in completing such exercise, including but not limited to, executing and delivering to the Company a completed and duly executed Exercise Notice for this Warrant in its entirety. The Holder agrees that its failure to cooperate with the Company and deliver an Exercise Notice may result in a delay of delivery of the shares of Common Stock or Pre-Funded Rights and that to the extent such delay is attributable to such Holder’s failure to cooperate, the Company shall not be liable to the Holder for such delay, including pursuant to Section 1(c) hereof. If from the Authorized Share Amendment Date through the Mandatory Exercise Time, as may be adjusted pursuant to this provision, either (a) an Authorized Share Failure occurs or is occurring and this Warrant is subject to a Standstill Period or (b) the Common Stock is subject to a Trading Halt, then the Mandatory Exercise Time will be delayed one Trading Day for every Trading Day of such Standstill Period or such Trading Halt, provided that if this Warrant is subject to both a Standstill Period and a Trading Halt on the same Trading Day, the Mandatory Exercise Time will only be extended by one Trading Day.”

Clarification of Effect of Stock Split on Closing Bid Price Calculation

Section 2(a) of the Series C Warrants was amended to add the following sentence to the end of such section:

“Any other calculation made pursuant to the provisions of this Warrant occcuring immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution or for any such stock split, shall be adjusted accordingly to reflect the dividend, distribution or stock split, inlcuding specifically, but without limitation, an adjustment to the Closing Bid Price used to calculate the “Net Number” of shares of Common Stock to be delivered pursuant to Section 1(d) hereof.”

Clarification of Ownership of Underlying Shares prior to Exercise of Warrants

Section 6 of the Series C Warrants was amended to add the following sentence to the end of such section:

“Notwithstanding anything in this Warrant to the contrary, with respect to any given number of Warrant Shares issuable upon exercise of this Warrant (except to the extent the Company does not have sufficient authorized shares of common stock available to effect such exercise of this Warrant), the Holder hereby acknowledges and agrees that the Holder shall not own, and shall be prohibited from representing to any Person that such Holder owns, such Warrant Shares “long” (as defined pursuant to Regulation SHO of the Securities Exchange Act of 1934, as amended) until such time as the Holder shall have delivered an irrevocable Exercise Notice with respect to such Warrant Shares to the Company pursuant to Sections 1(a) or 1(d) of this Agreement.”

Definitions

The following definitions were inserted into Section 16 of the Series C Warrants:

““Trading Halt” means any Trading Day on which the Common Stock does not trade on any Eligible Market either by reason of a suspension in trading, a trading halt or otherwise.”

The foregoing description of the Second Amendment Agreement and the amendments and waivers contemplated therein is a summary of the material terms thereof and is qualified in its entirety by the complete text of the Second Amended and Restated Series C Warrant and the Second Amendment Agreement, which are attached hereto as Exhibits 4.1 and 10.1 to this Current Report on Form 8-K, respectively.

Item 9.01.                      Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

4.1	Form of Second Amended and Restated Series C Warrant
10.1	Form of Second Amendment Agreement dated December 7, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: December 7, 2015	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Second Amended and Restated Series C Warrant
10.1	Form of Second Amendment Agreement dated December 7, 2015